UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 20, 2006

                                  BUNGE LIMITED
             (Exact name of Registrant as specified in its charter)


          Bermuda                        001-16625                    98-0231912
(State or other jurisdiction      Commission File Number   (I.R.S. Employer Identification
     of incorporation)                                                 Number)

                 50 Main Street                                        10606
             White Plains, New York                                  (Zip code)
    (Address of principal executive offices)


                                 (914) 684-2800
              (Registrant's telephone number, including area code)

                                      N.A.
          (Former name or former address, if changes since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

     On December 20, 2006, Bunge Finance Europe B.V. ("BFE"), a wholly owned subsidiary of Bunge Limited ("Bunge"), entered into an unsecured U.S. $600.0 million revolving credit facility, dated December 20, 2006 (the "Revolving Credit Facility"), with HSBC Bank plc, as facility agent, BNP Paribas, as documentation agent, and certain lenders party thereto. The Revolving Credit Facility provides for borrowings in an aggregate amount of up to U.S. $600.0 million beginning on January 1, 2007 for a period of three years from the date of the initial borrowing under the Revolving Credit Facility, which may occur no later than January 31, 2007. Borrowings under the Revolving Credit Facility may be used for general corporate purposes.

     Borrowings under the Revolving Credit Facility will bear interest at LIBOR plus a margin, ranging from 0.425% to .085%, which will vary based on the credit ratings of Bunge's long-term unsecured debt by Moody's Investors Services Inc. ("Moody's) and Standard & Poor's Rating Services ("S&P") at the time of a borrowing. Amounts under the Revolving Credit Facility that remain undrawn are subject to a commitment fee payable quarterly on the undrawn portion of the Revolving Credit Facility at rates ranging from 35% to 40% of the margin specified above, which will vary based on the credit ratings of Bunge's long-term unsecured debt by Moody's and S&P at each quarterly payment date.

     The Revolving Credit Facility contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BFE, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

     The obligations of BFE under the Revolving Credit Facility are guaranteed by Bunge pursuant to a guaranty agreement, dated December 20, 2006 (the "Guaranty"). The Guaranty contains certain customary representations and warranties and affirmative and negative covenants. The Guaranty requires Bunge to maintain a minimum consolidated net worth ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a minimum current assets to current liabilities ratio. The Guaranty also includes certain limitations on the ability of Bunge to incur liens, engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

     The Revolving Credit Facility and the Guaranty are included as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated by reference herein. The foregoing descriptions of the Revolving Credit Facility and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

     From time to time, certain of the lenders under the Revolving Credit Facility and/or their affiliates provide financial services to Bunge, BFE and other subsidiaries of Bunge, including commercial and investment banking services, for which they receive customary compensation.



Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

     The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.


Item 9.01    Financial Statements and Exhibits

        (a) None

        (b) None

        (c) None

        (d) Exhibits.

         Exhibit No.            Description
         -----------            -----------

         10.1                   Facility Agreement, dated December 20, 2006

         10.2                   Guaranty, dated December 20, 2006

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



          Dated:  December 22, 2006


                                     BUNGE LIMITED


                                     By:    /s/ Carla L. Heiss
                                            --------------------------------
                                            Name:  Carla L. Heiss
                                            Title: Assistant General Counsel

                                    EXHIBITS



Exhibit No.                        Description
-----------                        -----------

10.1              Facility Agreement, dated December 20, 2006

10.2              Guaranty, dated December 20, 2006